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                                                                   EXHIBIT 10.30


                           SOUTHERN FOODS GROUP, L.P.



                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                  OCTOBER 1996
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                           SOUTHERN FOODS GROUP, L.P.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Southern Foods Group, L.P. Supplemental Executive Retirement Plan ("Plan") is adopted by Southern Foods Group, L.P. (the "Partnership") for the benefit of certain officers, key management and highly compensated employees to be effective October 1, 1996. The Plan is intended to protect and retain certain qualified employees and to reward those qualified employees for loyal service to the Partnership by providing for supplemental retirement benefits in addition to the benefits provided to those employees under the other qualified and non-qualified retirement plans maintained by the Partnership. The Plan is intended to be an unfunded nonqualified deferred compensation arrangement for a select group of management or highly compensated employees.

                                   ARTICLE I

DEFINITIONS

         1.1 ACCOUNT BALANCES means the hypothetical amount that would be credited to the individual accounts of the Participant under the MSP Plan and the Retirement Plan (including rollover accounts from IRAs or prior plans into the Retirement Plan) determined assuming:

         a) that the maximum Participant contribution permitted under the terms of such plans to attract a matching employer contribution were made each year by the Participant;

         b) that the maximum employer matching contribution was made by the employer each year and allocated to the participant's account; and

         c) that an increment was credited to such account as augmented by the assumptions set forth in (a) and (b) above, determined using the same interest rate as is used to determine Actuarial Equivalence hereunder.

         For purposes of determining benefits under this Plan, a Participant will be assumed to have participated in the Retirement Plan and the MSP Plan the entire time that he was eligible, under the terms of the respective plan, at the times in question, to so participate.

         1.2 ACTUARIAL EQUIVALENCE means a form of benefit differing in time, period, or manner of payment from the benefit provided under the Plan but having the same value when computed by assuming a life expectancy from Normal Retirement Date based on the 1983 Group Annuity Mortality Table and an interest and discount rate of seven percent (7%).

         1.3 ANNUAL EARNINGS means the greatest amount of Earnings received by the Participant while working as an employee of the Partnership during any consecutive twelve (12) calendar month period ending on or prior to the Participant's Normal Retirement Date.





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         1.4     BOARD means the Representative Committee of the General
Partner of the Partnership as established pursuant to the provisions of the Limited Liability Company Agreement of the General Partner dated as of December 19, 1994, as the same may from time to time be amended.

         1.5 CHANGE IN CONTROL means the occurrence of one or more of the following events:

         a) the Partnership shall not be the surviving entity in any merger, consolidation or other reorganization;

         b) the Partnership sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its property, business or assets to any other person or entity;

         c)      the Partnership is to be dissolved and liquidated; or

         d) at any time on or after February 19, 1997, the failure of Mid-America Dairymen, Inc., directly or indirectly to own, at least 50% of the issued and outstanding general and limited partnership interests of the Partnership (on a fully-diluted basis); or

         e) at any time when Allen A. Meyer and Pete Schenkel, directly or indirectly fail to own in the aggregate at least 50% of the issued and outstanding general and limited partnership interests of the Partnership (on a fully-diluted basis), Mid-America Dairymen, Inc. shall fail to so own at least 50.1% of such interests.

         1.6 COMPENSATION COMMITTEE means the Human Resources and Compensation Committee of the Partnership. Should the Human Resources and Compensation Committee of the Partnership not be in existence, the Representative Committee of the General Partner of the Partnership shall exercise any function exercisable by such Committee, or shall delegate such functions to such persons as the Representative Committee of the General Partner at its discretion may designate.

         1.7 DISABILITY DATE means the date a Participant commences benefits under the Partnership's long-term disability insurance plan as in effect from time to time. If the Partnership has no long-term disability plan in effect, a Participant's Disability Date shall be the date the Participant is determined to be disabled pursuant to the provisions of the Retirement Plan.

         1.8 EARNINGS means the total base salary paid to the Participant by the Partnership or any entity owned or controlled by the Partnership and shall not include bonuses or any non-cash amounts (including amounts attributable to stock options) which are required to be included in W-2 compensation. Earnings shall not be reduced by amounts excluded from gross income pursuant to any provisions of the Internal Revenue Code of 1986, as amended ("Code") which permit a Participant to elect to contribute or defer earnings in connection with any employee benefit plan maintained by the Partnership or any subsidiary .





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         1.9     GENERAL PARTNER means SFG Management Limited Liability
Company, which is the current general partner of the Partnership, and any successor thereto.

         1.10 NORMAL RETIREMENT BENEFIT means a monthly benefit payable hereunder beginning on the Participant's Normal Retirement Date and ending with the last payment made prior to the Participant's death, and computed under
Section 3.1.

         1.11 NORMAL RETIREMENT DATE means the first day of the month coincident with or next following the Participant's attainment of Normal Retirement Age as set forth in, or determined pursuant to, Section 1.13. If a Participant continues in active employment through his 70th birthday, such Participant shall be deemed to retire on the Participant's 70th birthday.

         1.12 PARTNERSHIP means Southern Foods Group, L.P., a Delaware limited partnership, and any successor thereto.

         1.13 PARTICIPANT means the individuals who are employees of the Partnership as set forth below, along with their respective Normal Retirement Age for purposes of this Plan:

                                                                    Normal
                 Name                                           Retirement Age
                 ----                                           --------------
        Pete Schenkel                                                 70
        Allen A. Meyer                                                65
        Jerry W. Frie                                                 65
        Stuart Gibson                                                 65
        Pat Boyle                                                     65
        James Killingsworth                                           70
        Patrick Beaman                                                65
        Brian Haugh                                                   65
        Lenard O. Jackson                                             65
        Ford Kennon Davis                                             65
        Ernest Winfrey                                                70

Any other individual who is a key employee of the Partnership who comes within the definition of management or highly compensated employee may be designated as a Participant as provided in Article II. The Normal Retirement Age of such designated Participant, unless specified in the written instrument so designating him as a Participant, shall be age 65. A Participant shall also include a retired or terminated Participant who continues to be entitled to benefits under this Plan after Participant's Termination of Service.

         1.14 MSP PLAN means the Southern Foods Group Management & Security Plan established under instrument dated March 31, 1995.





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         1.15    PLAN means this Southern Foods Group, L.P. Supplemental
Executive Retirement Plan and amendments thereto.

         1.16 PROJECTED BENEFIT means seventy percent (70%) of the Participant's Annual Earnings payable hereunder monthly for the Participant's life.

         1.17 RETIREMENT PLAN means the Southern Foods Group, L.P. Employees Savings and Profit Sharing Plan, as amended from time to time.

         1.18 TERMINATION OF SERVICE DATE means the first day of the month next following the involuntary termination of a Participant's employment.

         1.19 TRUST means the trust established by the Partnership and maintained for the benefit of the Participants hereunder.

         1.20 TRUST ACCUMULATION ACCOUNT means the account established and maintained for a Participant under the Trust.


                                   ARTICLE II

DESIGNATION OF PARTICIPANTS AND ELIGIBILITY FOR BENEFITS

         2.1 DESIGNATION OF PARTICIPANTS. The Participants shall be those key employees of the Partnership designated in or pursuant to Section 1.13 and any other key employees designated by the Compensation Committee from time to time as Participants in the Plan; provided that this plan is intended to benefit only those employees who shall be designated as a Participant and are also within a "select group of management or highly compensated employees" within the meaning of such expression in Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.2 ELIGIBILITY FOR BENEFITS. Benefits under this Plan shall be payable to a Participant upon:

         a)      The Participant's Normal Retirement Date;

         b) The Participant's Disability Date which occurs before Participant's Normal Retirement Date and while actively employed by the Partnership;

         c) The Participant's Termination of Service Date before Normal Retirement Date and while actively employed by the Partnership.





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                                  ARTICLE III

BENEFITS

         3.1     BENEFIT.         (a)  The monthly benefit payable for a
Participant's life, beginning upon a Participant's retirement at or after his Normal Retirement Date shall be an amount equal to the difference between the Participant's Projected Benefit as of his Normal Retirement Date less the sum of (i) and (ii) where:

                 i) is the monthly amount that could be payable for the Participant's life from the Participant's Account Balances projected to his Normal Retirement Date, using the same interest assumption and mortality tables as would be used in deriving an Actuarial Equivalence, and

                 ii) is the monthly retirement benefit payable to the Participant from the Social Security Administration as of the Participant's Normal Retirement Date, whether or not actually paid.

         b) The monthly benefit payable for a Participant's life, beginning upon a Participant's Disability Date shall be an amount equal to the difference between 10% of 1/12th of the Participant's Annual Earnings as of his Disability Date less the sum of (i) and (ii) where:

                 i) is the monthly amount that could be payable for the Participant's life from the Participant's Account Balances projected to his Disability Date, using the same interest assumption and mortality tables as would be used in deriving an Actuarial Equivalence, and

                 ii) is the monthly disability benefit, if any, payable to the Participant from the Social Security Administration on account of the Participant's Disability Date, whether or not actually paid.

         c) The monthly benefit payable for a Participant's life when such Participant's employment terminates involuntarily for reasons other than Disability shall be an amount equal to the difference between Participant's Projected Benefit as of his Termination of Service Date less the sum of (i) and (ii) where:

                 i) is the monthly amount that could be payable for the Participant's life from the Participant's Account Balances projected to his Termination of Service Date, using the same interest assumption and mortality tables as would be used in deriving an Actuarial Equivalence, and





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                 ii)      is the projected monthly retirement benefit payable
                          to the Participant from the Social Security
                          Administration as of the Participant's Normal Retirement Date, whether or not actually paid.

         3.2 VESTED PERCENTAGE. All Participants' benefits payable under the terms of this Plan shall be one hundred percent (100%) vested at all times. Notwithstanding anything else in this Plan to the contrary, a Participant's vested benefit shall be forfeited upon his death, his voluntary termination of service, or his involuntary termination of service on account of a conviction of a felony or crime of moral turpitude. The amount of such forfeited benefit shall be used to reduce the obligation of the Partnership to contribute to the Trust, pursuant to Section 3.3, for the year in which such forfeiture occurs.

         3.3 PARTNERSHIP CONTRIBUTIONS. The Partnership may, in the sole discretion of the Board, for each calendar year, contribute to the Trust for each Participant that amount which is required to provide, at his Normal Retirement Date, a single sum which is the Actuarial Equivalence of the projected benefit provided for such Participant under Section 3.1 above, less the sum of the projected amount, as of such date, of the Participant's Trust Accumulation Account; provided, however, that in the event of a Change in Control, the Partnership shall within 90 days thereafter contribute to the Trust for each Participant (less any contributions that have previously been made) and thereafter immediately pay to each Participant in a lump sum, an amount equal to the Actuarial Equivalence of the benefits which have accrued under the Plan for the account of such Participant as of the day of any Change in Control.

         Annual contributions to the Trust shall be made as soon as administratively feasible after the end of each calendar year, but in any event prior to March 31st.

         3.4 TRUST ASSETS. Except as provided in Section 4.3, all Partnership contributions shall be held by the Trustee as a single investment fund. However, the Trustee shall maintain separate Trust Accumulation Accounts for the benefit of each Participant which shall be credited with the Partnership contributions allocated to each such Participant and the earnings attributable thereto. Except as provided in Section 4.3, each Participant's Trust Accumulation Account shall be each allocated its pro rata share of all earnings, interest, gain and losses, as of the last day of each calendar year. It is expressly acknowledged that the assets of the Trust are and will remain subject to the creditors of the Partnership as set forth in the Trust Agreement.





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                                   ARTICLE IV

PAYMENT OF BENEFITS

         4.1 PAYMENT OF BENEFITS UPON NORMAL RETIREMENT. Upon the Participant's attainment of his Normal Retirement Date, he shall be paid a Normal Retirement Benefit as computed under Section 3.1(a). All payments of Normal Retirement Benefits shall be reduced by the amount of applicable federal, state and local withholding taxes, specifically including FICA and FUTA taxes, attributable thereto.

         4.2 PAYMENT OF BENEFITS UPON VOLUNTARY TERMINATION OF SERVICE. Except in the case of Termination of Service on account of Disability pursuant to Section 4.4, no benefit shall be paid to any Participant who voluntarily terminates employment prior to attainment of his Normal Retirement Age.

         4.3 PAYMENT OF BENEFITS UPON TERMINATION OF SERVICE DUE TO DEATH. No benefit shall be payable from the Plan in the event of a Participant's Termination of Service due to Death.

         4.4 PAYMENT OF BENEFITS UPON TERMINATION OF SERVICE DUE TO DISABILITY. Upon the Participant's Disability Date, he shall be paid a benefit on account of Disability, as computed under Section 3.1(b). All payments of benefits on account of Disability shall be reduced by the amount of applicable federal, state and local withholding taxes, specifically including FICA and FUTA taxes, attributable thereto. Payment of Disability benefits shall be made monthly and shall begin on the first day of the month coincident with or next following the Participant's Disability Date. The last payment of benefits on account of Disability shall be the last monthly payment made prior to or coincident with the Participant's death.

         4.5 PAYMENT OF BENEFITS UPON INVOLUNTARY TERMINATION OF SERVICE. Upon the Participant's Termination of Service Date, he shall be paid a benefit on account of involuntary termination of service for reasons other than Disability, as computed under Section 3.1(c). All payments of benefits on account of an involuntary termination of service shall be reduced by the amount of applicable federal, state and local withholding taxes, specifically including FICA and FUTA taxes, attributable thereto. Payment of benefits on account of involuntary termination of service for reasons other than Disability shall be made monthly and shall begin on the first day of the month coincident with or next following the Participant's Normal Retirement Date. The last payment of benefits on account of involuntary termination of service shall be the last monthly payment made prior to or coincident with the Participant's death.
                                   ARTICLE V

MISCELLANEOUS

         5.1 AMENDMENT AND TERMINATION. The Representative Committee of the General Partner may at any time, or from time to time, amend this Plan in any respect or terminate this Plan without restriction and without consent of any Participant or beneficiary; provided, any such





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amendment or termination shall not impair or adversely affect the right of any
Participant or any beneficiary of any deceased Participant to receive benefits vested hereunder prior to such amendment or termination without the consent of such Participant or such beneficiary . Any amendment or termination of the Plan which would reduce the amount of benefit payable to a Participant if such Participant's Termination of Service Date occurred immediately prior to such amendment or termination will be deemed to impair or adversely affect the right to receive benefits vested hereunder.

         5.2 PLAN ADMINISTRATION. The Compensation Committee is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the fiduciary power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its fiduciary power under provisions requiring Committee approval, the Committee shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. Likewise, the Committee is, in the exercise of its fiduciary powers, authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility, Earnings, valuation of Accounts, allocation of contributions and Trust earnings, and Disability, retirement or Termination of Service, and shall direct the Trustee concerning the allocation, payment and distribution of all funds held in trust for purposes of the Plan. The Committee, in the exercise of any discretionary powers hereunder, shall not exercise that discretion so as to discriminate against employees who are similarly situated. The Committee shall establish investment objectives and monitor, or cause to be monitored, the investment performance of the Trustee or any investment manager which may be appointed with respect to any assets of the Trust, and shall make such reports and give such recommendations to the Board as it requests with respect thereto. The Committee shall have authority to make, and from time to time, revise rules and regulations for the administration of the Plan.

         5.3 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as a contract of employment or give any Participant the right to be retained in the employ of the Partnership, or to interfere with the rights of the Partnership to discharge any individual at any time, with or without cause.

         5.4 ALIENATION OF BENEFITS. No Participant shall have any right to assign, transfer, appropriate, encumber, commute or anticipate his interest in the Plan, or any payments to be made hereunder, and no benefits or payments, rights, or interests of any such person of any kind or nature, shall be in any way subject to any legal or equitable process or writ by way of levy, garnishment, execution or attachment for payment of any claim against any such person, nor shall any such person





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have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or rights, other than the right to receive such distributions as are lawfully made under the Plan, as when the same, respectively, are due and payable, under the terms of this Plan. The Trustee shall not recognize any attempted alienation or encumbrance of the right or interest hereunder of any Participant. The foregoing provisions shall not, however, apply to withholding of any applicable taxes. Neither the Plan or Trust nor any benefits hereunder shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall the Trust or any benefits hereunder be considered an asset of such person in the event of his bankruptcy. The interests of all Participants shall be subject to a "spendthrift trust". The provisions of this Section 5.4 shall not in any way cause the assets of the Trust not to be subject to creditors of the Partnership as provided in Section 3.4 above.

         5.5 PAYMENT TO REPRESENTATIVES. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to such person, (ii) to the guardian of his person or of his estate, even if appointed by a court other than a Texas state court, (iii) to a custodian under any applicable Uniform Gifts to Minors act or Uniform Transfers to Minors Act, or (iv) to a person appointed by the guardian of his person or of his estate through a Power of Attorney. Notwithstanding the foregoing, the Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments should be made. The decision of the Committee, in each case, will be final, binding and conclusive upon all persons ever interested hereunder, and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the amounts so paid.

         5.6 GOVERNING LAW. Except where inconsistent with the express provisions hereof, or where preempted by ERISA, the powers and duties of the Committee and all questions of interpretation, construction, operation and effect of this Plan shall be governed by the laws of the State of Texas. All contributions to the Trust shall be deemed to take place in the State of Texas; and, except for such matters as may arise under ERISA, the Committee and Trustee shall be liable to account only in the courts of that state.

         5.7 GENDER AND NUMBER. The masculine pronoun wherever used shall include the feminine. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.

         5.8 TITLES AND HEADINGS. The titles to articles and headings of sections are for convenience of reference and, in case of any conflict, the text of Plan rather than such titles and headings shall control.

         5.9 RESOLUTION OF DISPUTES. Any dispute between a Participant and the Partnership, or any successor, shall be first submitted to mediation under the Commercial Mediation Rules of the American Arbitration Association, which may be initiated by a written request by Participant or the Partnership. If such dispute is not resolved within sixty (60) days of the written request for





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mediation, it shall be submitted to arbitration in accordance with the
Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In connection with such mediation and arbitration, the following rules shall apply:

                 i) Any mediation or arbitration shall be held in the city in which the Participant resides at the time of submission to mediation;

                 ii) Any mediation or arbitration shall be conducted by a single person who shall serve as both mediator and arbitrator;

                 iii) The costs of any mediation and arbitration shall be borne by the Partnership.





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